UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2010

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 25, 2011, NutraCea issued a press release announcing it filed its Annual Report on Form 10-K for the year ending 2009 and announcing that the Company expects improvement in its financial results for the year ending December 31, 2010 compared to its 2009 results. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

The Company will also host a conference call on March 1, 2011 at 4:00 p.m. EST to provide a business update and to introduce its senior management team.  The conference call may be accessed by dialing toll free (877) 407-8033 in the U.S. and Canada and (201) 689-8338 for international callers. The replay will be available through March 7, 2011 and can be accessed by dialing toll free (877) 660-6853 in the U.S. and Canada or (201) 612-7415 for international callers and entering account number 286 and conference ID 368198.  The webcast will also be archived on the Nutracea website at http://www.nutracea.com/BusinessUpdateMarch2011.

The information disclosed in this Current Report on Form 8-K and the Exhibit shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1	Press Release dated February 25, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: February 25, 2011	By:	/s/ Jerry Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)